Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi canadienne sur les sociétés par actions

Bitfarms Ltd.

Corporate name / Dénomination sociale

1103820-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the *Canada Business Corporations Act*.

JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la *Loi canadienne sur les sociétés par actions*.

Cheryl Ringor

Deputy Director / Directeur adjoint

2018-10-11

Date of Incorporation (YYYY-MM-DD)
Date de constitution (AAAA-MM-JJ)

Form 1
Articles of Incorporation
Canada Business Corporations Act (s. 6)

Formulaire 1
Statuts constitutifs
Loi canadienne sur les sociétés par actions (art. 6)

1 Corporate name
Dénomination sociale

Bitfarms Ltd.

2 The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social

ON

3 The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d'actions que la société est autorisée à émettre

See attached schedule / Voir l'annexe ci-jointe

4 Restrictions on share transfers
Restrictions sur le transfert des actions

None

5 Minimum and maximum number of directors
Nombre minimal et maximal d'administrateurs

Min. 1 Max. 10

6 Restrictions on the business the corporation may carry on
Limites imposées à l'activité commerciale de la société

None

7 Other Provisions
Autres dispositions

None

8 **Incorporator's Declaration:** I hereby certify that I am authorized to sign and submit this form.
Déclaration des fondateurs : J'atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Name(s) - Nom(s)	Original Signed by - Original signé par
John Rim	John Rim John Rim

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Schedule

Description of Classes of Shares

The Corporation is authorized to issue an unlimited number of shares of one class designated as Common Shares.

The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1 Voting Rights

The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and to one (1) vote in respect of each Common Share held at all such meetings.

1.2 Dividend Rights

Subject to the provisions of the Canada Business Corporations Act, as same may from time to time be in force or any successor corporations statute of Canada (the "Act"), the holders of the Common Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys or other property properly applicable to the payment of dividends, in such amounts and in such form as the board of directors of the Corporation may in its discretion determine from time to time.

1.3 Liquidation, Dissolution or Winding Up

In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets and property of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares shall be entitled to share equally, share for share, in any distribution of the remaining assets and property of the Corporation without preference or distinction.

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

Bitfarms Ltd.

Corporate name / Dénomination sociale

1103820-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

R Edwards

Raymond Edwards

Director / Directeur

2019-06-10

Date of amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Form 4
Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4
Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
Bitfarms Ltd.

2 Corporation number
Numéro de la société
1103820-6

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amends the other provisions as follows:
Les autres dispositions sont modifiées comme suit :
See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Dennis H. Peterson

Dennis H. Peterson
416-777-6772

Schedule / Annexe
Other Provisions / Autres dispositions

Pursuant to Section 173(1)(o) of the Canada Business Corporations Act, item 7 of the Articles of Incorporation is hereby amended to add the following provision:

"The directors may, between annual general meetings, appoint one or more additional directors of the corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation."

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

Bitfarms Ltd.

Corporate name / Dénomination sociale

1103820-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 178 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

R Edwards

Raymond Edwards

Director / Directeur

2020-02-06

Date of amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Form 4
Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4
Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
Bitfarms Ltd.

2 Corporation number
Numéro de la société
1103820-6

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amends the description of classes of shares as follows:
La description des catégories d’actions est modifiée comme suit :
See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Ryan Hornby

Ryan Hornby
647-383-7804

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Schedule / Annexe

Description of Classes of Shares / Description des catégories d'action

Pursuant to Section 173(1)(e) of the Canada Business Corporations Act, item 3 of the Articles of Incorporation is hereby amended to add the following provision:

The Corporation is authorized to issue an unlimited number of Class A Preferred Shares, issuable in one or more series.

CLASS A PREFERRED SHARES

The Class A Preferred Shares, issuable in series, shall have attached thereto the following rights, privileges, restrictions and conditions:

2.1 Directors' Right to Issue in One or More Series

The Class A Preferred Shares may be issued at any time or from time to time in one or more series. Subject to the provisions set out herein, the board of directors of the Corporation (the “Board”) shall, before the issue thereof, fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of each series of Class A Preferred Shares, the whole subject to the filing of articles of amendment setting forth the designation, rights, privileges, restrictions, conditions and limitations attaching to the Class A Preferred Shares of such series and the issuance of a certificate of amendment in respect thereof.

2.2 Ranking of the Class A Preferred Shares

The Class A Preferred Shares are entitled to priority over the common shares and all other shares ranking junior to the Class A Preferred Shares with respect to the payment of dividends and the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2.3 Ranking of Each Series

The Class A Preferred Shares of each series will rank on a parity with the Class A Preferred Shares of every other series with respect to priority in the payment of dividends and in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2.4 Other Preference

The Class A Preferred Shares of any series may also be given such other preferences, not inconsistent with the provisions hereof, over the common shares and any other shares of the Corporation ranking junior to the Class A Preferred Shares, as may be determined by the board of directors of the Corporation.

2.5 Participation Upon Liquidation, Dissolution or Winding-Up

In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class A Preferred Shares will be entitled to receive from the assets of the Corporation any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on a return of capital which are not paid in full in respect of any Class A Preferred Shares, before any amount is paid or any assets of the Corporation are distributed to the holders of any common shares or shares of any other class ranking junior to the Class A Preferred Shares. After payment to the holders of the Class A Preferred Shares of the amount so payable to them as above provided, they will not be entitled to share in any further distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2.6 Dividends

The holders of each series of Class A Preferred Shares will be entitled to receive dividends as and when declared by the board of directors of the Corporation in respect of such series.

2.7 Conversion Rights

Class A Preferred Shares may be convertible into any other class of shares of the Corporation, including convertible into another series of Class A Preferred Shares, on such terms as may be determined by the board of directors of the Corporation.

2.8 Redemption

Each series of Class A Preferred Shares may be redeemable by the Corporation, on such terms as may be determined by the board of directors of the Corporation.

2.9 Amendment with Approval of Holders of Class A Preferred Shares

The rights, privileges, restrictions and conditions attached to the preferred shares as a class may be added to, changed or removed but only with the approval of the holders of the Class A Preferred Shares given as hereinafter specified.

2.10 Approval of Holders of the Class A Preferred Shares

The approval of the holders of the Class A Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Class A Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Class A Preferred Shares or passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of the Class A Preferred Shares duly called for that purpose.

2.11 Voting

Holders of any series of Class A Preferred Shares will not be entitled (except as otherwise provided by law and except for meetings of the holders of Class A Preferred Shares or a series thereof) to receive notice of, attend at, or vote at any meeting of shareholders of the Corporation, unless the board of directors of the Corporation determines otherwise, in which case voting rights will only be provided in circumstances where the Corporation has failed to pay a certain number of dividends on such series of Class A Preferred Shares, which determination and number of dividends and any other terms in respect of such voting rights, will be determined by the board of directors of the Corporation and set out in the designations, rights, privileges, restrictions and conditions of such series of Class A Preferred Shares.

For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Government and Consumer Services
Ministère des Services gouvernementaux et des Services aux consommateurs
Ontario

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

AUGUST 27 AOÛT, 2021

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Ontario Corporation Number
Numéro de la société en Ontario

3189880

ARTICLES OF CONTINUANCE
STATUTS DE MAINTIEN

Form 6
Business Corporations Act

Formule 6
Loi sur les sociétés par actions

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale de la société : (Écrire en LETTRES MAJUSCULES SEULEMENT) :

BITFARMS LTD.

2. The corporation is to be continued under the name (if different from 1):
Nouvelle dénomination sociale de la société (si elle différente de celle inscrite ci-dessus) :

3. Name of jurisdiction the corporation is leaving: / Nom du territoire (province ou territoire, État ou pays) que quitte la société :

CANADA

Name of jurisdiction / Nom du territoire

4. Date of incorporation/amalgamation: / Date de la constitution ou de la fusion :

2018/10/11

Year, Month, Day / année, mois, jour

5. The address of the registered office is: / Adresse du siège social en :

1376 Bayview Avenue, Unit 1

Street & Number or R.R. Number & if Multi-Office Building give Room No.
Rue et numéro ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau

Toronto, Ontario — ONTARIO — M4G 3A1

Name of Municipality or Post Office / Nom de la municipalité ou du bureau de poste — Postal Code/Code postal

6. Number of directors is/are: / Nombre d'administrateurs :

Fixed number / Nombre fixe	OR minimum and maximum / OU minimum et maximum	
	1	10

7. The director(s) is/are: / Administrateur(s) :

First name, middle names and surname / Prénom, autres prénoms et nom de famille	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code / Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal	Resident Canadian State 'Yes' or 'No' / Résident canadien Oui/Non
Brian Michael Howlett	4071 Bellwood Court Mississauga, Ontario L5L 5V6	Yes
Pierre Seccareccia	1 Avenue Calvin Candiac, Quebec J5R 4J9	Yes
Nicholas Bonta	11 de Septiembre 1550, 4th Floor Buenos Aires C1426BVF Argentina	No
Emiliano Joel Grodzki	Av. Congreso 1810, 8th Floor Buenos Aires, Argentina 1428	No
Andres Finkielsztain	Juncal 4572, Capital Federal Buenos Aries, Argentina 1425	No

8. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pourvoirs de la société.

None.

9. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre :

An unlimited number of common shares; and
An unlimited number of Class A Preferred Shares, issuable in one or more series.

10. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série :

See attached pages 4A-4C

The rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series are:

COMMON SHARES

Voting Rights

The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and to one (1) vote in respect of each common share held at all such meetings.

Dividend Rights

Subject to the provisions of the *Business Corporations Act* (Ontario), as same may from time to time be in force or any successor corporations statute of Ontario (the "Act"), the holders of the common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys or other property properly applicable to the payment of dividends, in such amounts and in such form as the board of directors of the Corporation may in its discretion determine form time to time.

Liquidation, Dissolution or Winding Up

In the event of the liquidation, dissolution or winding up the Corporation, whether voluntary or involuntary, or any other distribution of the assets and property of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the common shares shall be entitled to share equally, share for share, in any distribution of the remaining assets and property of the Corporation without preference or distinction.

CLASS A PREFERRED SHARES

Directors' Right to Issue in One or More Series

The Class A Preferred Shares may be issued at any time or from time to time in one or more series. Subject to the provisions set out herein, the board of directors of the Corporation (the "Board") shall, before the issue thereof, fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of each series of Class A Preferred Shares, the whole subject to the filing of articles of amendment setting forth the designation, rights, privileges, restrictions, conditions and limitations attaching to the Class A Preferred Shares of such series and the issuance of a certificate of amendment in respect thereof.

Ranking of the Class A Preferred Shares

The Class A Preferred Shares are entitled to priority over the common shares and all other shares ranking junior to the Class A Preferred Shares with respect to the payment of dividends and the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.

Ranking of Each Series

The Class A Preferred Shares of each series will rank on a parity with the Class A Preferred Shares of every other series with respect to priority in the payment of dividends and in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.

Other Preference

The Class A Preferred Shares of any series may also be given such other preferences, not inconsistent with the provisions hereof, over the common shares and any other shares of the Corporation ranking junior to the Class A Preferred Shares, as may be determined by the board of directors of the Corporation.

Participation Upon Liquidation, Dissolution or Winding Up

In the event of liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class A Preferred Shares will be entitled to receive from the assets of the Corporation any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on a return of capital which are not paid in full in respect of any Class A Preferred Shares, before any amount is paid or any assets of the Corporation are distributed to the holders of any common shares or shares of any other class ranking junior to the Class A Preferred Shares. After payment to the holders of the Class A Preferred Shares of the amount so payable to them as above provided, they will not be entitled to share in any further distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.

Dividends

The holders of each series of Class A Preferred Shares will be entitled to receive dividends as and when declared by the board of directors of the Corporation in respect of such series.

Conversion Rights

Class A Preferred Shares may be convertible into any other class of shares of the Corporation, including convertible into another series of Class A Preferred Shares, on such terms as may be determined by the board of directors of the Corporation.

Redemption

Each series of Class A Preferred Shares may be redeemable by the Corporation, on such terms as may be determined by the board of directors of the Corporation.

Amendment with Approval of Holders of Class A Preferred Shares

The rights, privileges, restrictions and conditions attached to the preferred shares as a class may be added to, changed or removed but only with the approval of the holders of the Class A Preferred Shares given as hereinafter specified.

Approval of Holders of the Class A Preferred Shares

The approval of the holders of the Class A Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Class A Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Class A Preferred Shares or passed by the affirmative vote of at least two-thirds of the votes cast at the meeting of the holders of the Class A Preferred Shares duly called for that purpose.

Voting

Holders of any series of Class A Preferred Shares will not be entitled (except as otherwise provided by law and except for meetings of the holders of Class A Preferred Shares or a series thereof) to receive notice of, attend at, or vote at any meeting of shareholders of the Corporation, unless the board of directors of the Corporation determines otherwise, in which case voting rights will only be provided in circumstances where the Corporation has failed to pay a certain number of dividends on such series of Class A Preferred Shares, which determination and number of dividends and any other terms in respect of such voting rights, will be determined by the board of directors of the Corporation and set out in the designations, rights, privileges, restrictions and conditions of such series of Class A Preferred Shares.

11. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes :

Not applicable.

12. Other provisions, (if any):
Autres dispositions s'il y a lieu :

The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

13. The corporation has complied with subsection 180(3) of the *Business Corporations Act*.
La société s'est conformée au paragraphe 180(3) de la *Loi sur les sociétés par actions*.

14. The continuation of the corporation under the laws of the Province of Ontario has been properly authorized under the laws of the jurisdiction in which the corporation was incorporated/amalgamated or previously continued on
Le maintien de la société en vertu des lois de la province de l'Ontario a été dûment autorisé en vertu des lois de l'autorité législative sous le régime de laquelle la société a été constituée ou fusionnée ou antérieurement maintenue le

2021/06/25
Year, Month, Day
année, mois, jour

15. The corporation is to be continued under the *Business Corporations Act* to the same extent as if it had been incorporated thereunder.
Le maintien de la société en vertu de la *Loi sur les sociétés par actions* a le même effet que si la société avait été constituée en vertu de cette loi.

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

BITFARMS LTD.
Name of Corporation / Dénomination sociale de la société

By / Par

Signature / Signature

L. Geoffrey Morphy
Print name of signatory / Nom du signataire en lettres moulées

President
Description of Office / Fonction

These articles **must** be signed by a director or officer of the corporation (e.g. president, secretary)
Ces statuts doivent être signés par un administrateur ou un dirigeant de la société (p. ex. : président, secrétaire).